UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2006

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The disclosure set forth in Item 4.02 below is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As previously announced by Juniper Networks, Inc. (the "Company"), the Audit Committee of the Board of Directors has been conducting an investigation into the Company’s stock option practices and has reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past differ from the recorded grant dates of such awards. Although the investigation is ongoing, upon the recommendation of management and the Audit Committee, the Juniper Board of Directors has concluded that the Company will need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants. The Company has not determined the amount of such charges, the resulting tax and accounting impact, or which specific periods require restatement.

Consequently, on August 9, 2006, upon the recommendation of management and the Audit Committee, the Board of Directors concluded that financial statements and all earnings press releases and similar communications issued by the Company relating to periods beginning on or after January 1, 2003 should no longer be relied upon, including the Company’s financial statements for fiscal years 2003, 2004 and 2005, the interim periods contained therein, and the quarter ended March 31, 2006. The Company’s management and the Audit Committee have discussed this matter with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Company issued a press release on August 10, 2006, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press Release issued by Juniper Networks, Inc. on August 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

August 10, 2006	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Juniper Networks, Inc. on August 10, 2006